UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2025

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, Michael Doar notified Hurco Companies, Inc. (the “Company”) of his intention to retire from his position as Executive Chairman of the Board of Directors (the “Board”) of the Company, effective on the date of the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Mr. Doar’s decision to retire from his executive position is for personal reasons, consistent with the Company’s long-term succession planning, and not because of any disagreement with the Company or the Board.

On the date of the 2026 Annual Meeting, Mr. Doar’s employment with the Company will end, but the Board has determined to nominate Mr. Doar to stand for re-election as a director at the 2026 Annual Meeting. If re-elected, Mr. Doar will remain a director of the Company and become the non-executive Chairman of the Board.

For over 20 years, Mr. Doar has provided strong leadership and expertise to the Company, and the Board wishes to publicly thank him for his service and many important contributions made to the Company in his executive roles. Mr. Doar has been instrumental in shaping the Company, serving in the roles of President, Chief Executive Officer, and Executive Chairman. The Board looks forward to continuing to work with Mr. Doar after the 2026 Annual Meeting and benefitting from his guidance in his new role as non-executive Chairman.

Item 7.01Regulation FD Disclosure.

On November 18, 2025, the Company issued a press release announcing the matters discussed in Item 5.02 above. The press release is furnished herewith as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent such other filing specifically incorporates such information by reference.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K (this “Report”) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to future leadership and Mr. Doar’s future service on the Board. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include but are not limited to those risks discussed under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended October 31, 2025, and other SEC filings, including future SEC filings. You should understand that it is not possible to predict or identify all factors that could cause actual results to differ materially from forward-looking statements. Consequently, you should not consider any list or discussion of such factors to be a complete set of all potential risks or uncertainties. Readers of this Report are cautioned not to place undue reliance on these forward-looking statements. While we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports and our other filings with the SEC. This cautionary statement is applicable to all forward-looking statements contained in this Report.

Item 9.01Financial Statements and Exhibits.

Exhibit Index

99.1	Press Release of Hurco Companies, Inc., dated November 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2025

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer